Exhibit 13.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of Allot Ltd. (the “Company”) on Form 20-F/A for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eyal Harari, and I, Liat Nahum, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

●	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

●	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eyal Harari Eyal Harari President and Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2026

/s/ Liat Nahum Liat Nahum Chief Financial Officer (Principal Financial Officer)

Date: March 31, 2026

A signed original of this written statement required by Section 906 has been provided to Allot Ltd. and will be retained by Allot Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.